UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2008, Popular Mortgage Servicing, Inc. ("PMSI"), Equity One, Inc. ("Equity One"), Equity One, Incorporated, Equity One Consumer Loan Company, Inc., Popular FS, LLC, E-LOAN Auto Fund Two, LLC, and Popular Financial Services, LLC, Popular, Inc. (the "Corporation", "Popular"), and Popular North America, Inc. ("PNA") (collectively, the "Sellers"), and Goldman Sachs Mortgage Company, Goldman, Sachs & Co., and Litton Loan Servicing, LP (collectively, the "Purchaser") entered into an Asset Purchase Agreement (the "Agreement") contemplating the sale by the Sellers of approximately $1.2 billion in loans and mortgage servicing assets of subsidiaries of Popular Financial Holdings ("PFH") to the Purchasers. Each of the Sellers, PFH and PNA are indirect wholly-owned subsidiaries of the Corporation. The Corporation expects to report a pre-tax loss of approximately $450 million in connection with the transaction. The Corporation also expects to recognize a liability to account for indemnities under the Agreement which is not included in the pre-tax loss mentioned above. Popular is also evaluating if a valuation allowance is required for the deferred tax assets related to the U.S. operations as a result of this transaction. The recognition of the valuation allowance could result in an additional loss, which could be significant.

A summary of the material terms of the Agreement is presented below:

Assets Being Sold:
• $749 million of loans with an unpaid principal balance of approximately $1.1 billion, including consumer mortgage loans, auto loans, home equity lines of credit ("helocs"), small balance commercial loans, consumer (non-mortgage) loans and consumer construction loans. Most of these loans are reported at fair value
• $386 million of mortgage servicing rights and securitization advances
• $38 million of residual interests
• Other securitized assets net of related liabilities

Purchase Price:
The estimated purchase price for these assets is $760 million. The final purchase price will be determined at the closing of the transaction and will fluctuate in accordance with changes in the recorded book balance of the assets sold

Timing / Conditions:
• Purchasers will begin servicing certain loans on October 1, 2008. Loan securitizations currently serviced by Popular Mortgage Servicing, Inc. will be transferred to Litton Loan Servicing, LP on November 1, 2008, subject to the requisite third party consents
• The transaction is expected to close in the fourth quarter of 2008
• Closing conditions include representations and warranties being true to a materiality standard, there not being a material adverse effect with respect to the assets sold and there not being a material adverse effect with respect to the Corporation
• No governmental or other third party consents or approvals required as conditions to closing. Certain servicing agreements require third party consents in connection with transfers and if the required consents have not been obtained by closing, (1) those agreements will not be transferred (and Sellers will not receive payment with respect thereto) unless and until such consents are obtained and (2) during the period from closing until such consents are obtained, Purchasers will act as subservicer on behalf of Sellers

Indemnification:
Three primary types of indemnification:
• Indemnification for certain acts and omissions occurring prior to the closing date relating to the assets
• Indemnification for breaches of certain key representations and warranties (including corporate authority, due organization, required consents, no liens or encumbrances, compliance with laws as to origination and servicing , no litigation relating to violation of consumer lending laws, absence of fraud
• Indemnification for breaches of all other representations including general litigation, general compliance with laws, ownership of all relevant licenses and permits, compliance with its obligations under the pooling and servicing agreements, all files and documents are true and complete in all material respects
• As previously mentioned, Popular will record a liability reserve for potential future claims under the indemnities
• The Corporation and PNA have agreed to guarantee the obligations of the Sellers with respect to the indemnification obligations. In addition, the Corporation has agreed to restrict $10 million in cash or cash equivalents for a period of one year to cover any such obligations
• In addition to the above, in the case of certain breaches of representations and warranties with respect to the loans sold:
 Prior to closing, the Purchasers have the right to exclude the affected loan from the pool to be purchased, unless Sellers can cure the defect
 Post-closing, Sellers and Purchaser shall, for a period of 30 days, attempt to mitigate the issue affecting the loan. If the issue cannot be mitigated, Purchasers shall solicit a third party bid to purchase the loan. Sellers shall then have the right to either (i) repurchase the loan at the original purchase price, or (ii) pay the difference between the bid price and the original purchase price

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 29, 2008, the Corporation entered into the Agreement contemplating the sale of loans and mortgage servicing assets of PFH. As part of this sale, the Corporation has entered into a plan (the "Plan") to terminate the employment of employees, terminate contracts and incur other costs associated with the sale.

It is anticipated that this Plan will result in estimated combined charges for the Corporation of $14.3 million, to be recognized in the third and fourth quarters of 2008, broken down as follows:

Severance bonuses and other benefits - $4 million
Lease terminations - $4.2 million
Other costs (principally consisting of software, equipment and other asset impairments and contract cancellations) - $6.1 million

These estimates are preliminary and may vary as the Corporation’s management implements the Plan. These costs are not included in the estimated loss on the transaction disclosed above.

Item 8.01 Other Events.

On August 28, 2008, the Corporation announced that its Board of Directors declared on Thursday, August 28, 2008, a quarterly cash dividend of $0.08 cents per common share. The new dividend payment rate represents a reduction of 50 percent from its previous quarterly dividend payment rate. The dividend is payable on October 1, 2008 to the stockholders of record as of September 12, 2008.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated August 28, 2008
99.2 Press release dated August 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

September 3, 2008	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated 8-28-08 -GS
99.2	Press release dated 8-28-08 -dividends